(LETTERHEAD OF BERLACK, ISRAELS & LIBERMAN LLP)

                                                                Exhibit 5-A

                                             July 10, 1996

          General Public Utilities Corporation
          100 Interpace Parkway
          Parsippany, New Jersey  07054-1149

                    Re:  Registration Statement on Form S-3

          Dear Sirs:

                    General Public Utilities Corporation (the "Company")

          has filed with the Securities and Exchange Commission (the

          "Commission") under the Securities Act of 1933, as amended (the

          "1933 Act"), a Registration Statement on Form S-3 (the

          "Registration Statement"), dated today's date, of which this opinion is to be a part, relating to the proposed issuance and sale by the Company from time to time of up to $300,000,000 aggregate principal amount of Debentures (the "Debentures").  The

          Debentures are to be issued by the Company pursuant to an

          indenture (the "Indenture") between the Company and United States

          Trust Company of New York, as Trustee (the "Trustee").

                    We have been counsel to the Company for many years.  In

          such capacity, we are familiar with the affairs of the Company and the transactions that are the subject matter of the

          Registration Statement.  We have examined such corporate records of the Company and such other instruments, documents,

          certificates and agreements and made such further investigation as we have deemed necessary as a basis for this opinion.  With respect to all matters of Pennsylvania law, we have relied on the opinion of Ballard Spahr Andrews & Ingersoll filed as Exhibit 5-B to the Registration Statement.





                    For purposes of this opinion, we have assumed that (1)

          the proposed transactions are carried out on the basis set forth in the Registration Statement and in conformity with the

          requisite authorizations, approvals, consents or exemptions under the securities laws of the various States and other jurisdictions of the United States, (2) the Commission shall have issued an order declaring effective (a) the Registration Statement under the 1933 Act and (b) the Company's related Application on Form U-

          1 under the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), (3) the maturity dates, the interest rates, the interest payment dates, the redemption provisions and prices and other terms of the Debentures shall have been

          determined in accordance with the provisions of the Indenture and as set forth in the Registration Statement and the Debentures will be executed and delivered as provided in the Indenture, (4)

          the Indenture shall have qualified under the Trust Indenture Act of 1939, as amended, and shall have been duly executed and delivered by the Company and the Trustee, and (5) the sale of the

          Debentures does not violate Section 12(f) of the 1935 Act or Rule

          70 thereunder.

                    Based upon the foregoing, we are of the opinion that,

          subject to the foregoing assumptions and qualifications, the

          Debentures, when properly authenticated by the Trustee under the

          Indenture and delivered by the Company against payment therefor,

          will be legally issued and will be binding obligations of the

          Company, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws affecting creditors rights generally and general equitable principles.





                    We hereby consent to the filing of this opinion as an

          exhibit to the Registration Statement and as a part thereof.  We also consent to the reference to our firm under "Legal Matters"

          in the Prospectus which is a part of the Registration Statement.

                                        Very truly yours,

                                        BERLACK, ISRAELS & LIBERMAN LLP